Exhibit 99.3

JIALIJIA GROUP CORPORATION LIMITED

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

On July 10, 2019, Jialijia Group Corporation Limited (the “Company”) entered into a share purchase/exchange agreement (the “Exchange Agreement”) with Huazhongyun Group Co., Limited (“Huazhongyun”), a company incorporated under the laws of Hong Kong, and Jin Na, the sole shareholder of Huazhongyun (the “Shareholder”) and the Chief Executive Officer of the Company. Huazhongyun owns 6,000,000 shares (the “Company Shares”) of the Company, which represent approximately 82% of the shares of the Company’s common stock, issued and outstanding, par value $0.001 per share at the time of execution of the Exchange Agreement. The Shareholder owns an aggregate of 10,000 ordinary shares of Huazhongyun (“Huazhongyun Shares”), which constitute all of the issued and outstanding shares of Huazhongyun.

Pursuant to the Exchange Agreement, among other matters, the Shareholder will sell and transfer all of the Huazhongyun Shares in exchange for all of the Company Shares. As a result, the Shareholder will directly own the Company Shares, which represent approximately 82% of the issued and outstanding shares of the Company’s common stock at the time of execution of the Exchange Agreement and Huazhongyun will become a wholly-owned subsidiary of the Company.

Jialijia Jixiang Investment (Changzhou) Co., Ltd, (“Jialijia (Changzhou)”) is a company incorporated under the laws of the PRC on June 13, 2017. Jialijia (Changzhou) is a wholly-owned subsidiary of Huazhongyun. Rucheng Wenchuan Gas Co., Ltd. (“Rucheng Wenchuan”) was incorporated under the laws of the People’s Republic of China (the “PRC”) on March 31, 2006.

On January 7, 2019, Jialijia (Changzhou) entered into an equity transfer agreement (the “Equity Transfer”) with Mr. Jiannan Wu, the shareholder who owned 94.77% of Rucheng Wenchuan’s outstanding shares. Pursuant to the Equity Transfer, Mr. Jiannan Wu agreed to transfer 70% of his ownership of Rucheng Wenchuan to Jialijia (Changzhou), in exchange of RMB 1,000,000 and 2,860,000 common shares of the Company owned by Huazhongyun. Immediately after the equity transfer agreement, Jialijia (Changzhou) owns 70% of the ownership and becomes the controlling shareholder of Rucheng Wenchuan. Both Huazhongyun and Jialijia (Changzhou) are holding companies and have not carried out substantive business operations of their own.  Rucheng Wenchuan is primarily engaged in the production and sale of gases for industrial and medical purposes, such as oxygen and nitrogen, in the PRC.

The following unaudited pro forma condensed consolidated combined financial statements reflect the combination of the historical results of Jialijia Group Corporation Limited and its subsidiaries, Huazhongyun, Jialijia (Changzhou), and Rucheng Wenchuan, on a pro forma basis to give effect to the Exchange Agreement and the Equity Transfer (together, the “Transactions”).

The unaudited pro forma condensed consolidated combined balance sheet of the combined company is based on the unaudited historical balance sheets of the Company, Huazhongyun, Jialijia (Changzhou), and Rucheng Wenchuan as if the Transactions had occurred on June 30, 2019, and includes preliminary adjustments to reflect the events that are directly attributable to the Transactions and factually supportable.

The unaudited pro forma condensed consolidated combined statement of income and comprehensive income of the combined company for the six months ended June 30, 2019 is based on the unaudited historical statements of income and comprehensive income of the Company, Huazhongyun, Jialijia (Changzhou), and Rucheng wenchuan for the same period. The unaudited pro forma condensed consolidated combined statement of income and comprehensive income of the combined company for the year ended December 31, 2018 is based on (i) the audited statement of operations of the Company for the year ended January 31, 2019, and (ii) the unaudited historical statements of income and comprehensive income of Huazhongyun, Jialijia (Changzhou), and Rucheng Wenchuan for the year ended December 31, 2018. The aforementioned unaudited pro forma combined statements of income and comprehensive income have been prepared assuming the Transactions closed on January 1, 2018.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the unaudited pro forma combined financial information (including the assumptions within the accompanying unaudited pro forma combined financial information).

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, and the historical financial statements of Rucheng Wenchuan for the six months ended June 30, 2019 and for the year ended December 31, 2018 contained in this Form 8-K.

JIALIJIA GROUP CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2019

	JIALIJIA GROUP CORPORATION LTD	HUAZHONGYUN GROUP CO., LTD.	JIALIJIA JIXIANG INVESTMENT (CHANGZHOU) CO., LTD	RUCHENG WENCHUAN GAS CO., LTD.	NOTES	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED

Assets
Current assets:
Cash and cash equivalents	$-	$-	$13	$98		$-	$111
Advance to suppliers	-	-	93,222	101,966			195,188
Other current assets	29,513	-	1,758	2,039		-	33,310
Total current assets	29,513	-	94,993	104,103		-	228,609
Property, plant, and equipment, net	-	-	-	418,555		-	418,555
Goodwill					{a}	3,962,424	-
					{c}	(3,962,424)
Long-term Investment	-	120,000	62,979	-	{a}	83,005	-
					{a}	(265,984)
Total assets	$29,513	$120,000	$157,972	$522,658		$(182,979)	$647,164

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	-	-	-	55,713		-	55,713
Due to related party	128,160	120,000	234,348	2,567,300		-	3,049,808
Total current liabilities	128,160	120,000	234,348	2,623,013		-	3,105,521
Total liabilities	128,160	120,000	234,348	2,623,013		-	3,105,521

Stockholders’ equity
Common Stock	8,102	-	-	-			8,102
Paid in capital		-	7,355	92,598	{a}	(92,598)	-
					{a}	(7,355)
Additional Paid in capital	48,111				{a}	7,355	55,466
Accumulated deficit	(154,860)	-	(84,689)	(2,347,677)	{c}	(3,962,424)	(1,890,973)
					{a}	83,680
					{a}	35,863
					{a}	2,228,134
					{b}	2,311,000
Accumulated other comprehensive income	-	-	958	154,724	{a}	(675)	(846)
					{a}	482
					{a}	(156,335)
Total stockholders’ equity attributable to the Company	(98,647)	-	(76,376)	(2,100,355)		447,127	(1,828,251)
Noncontrolling interest	-	-	-	-	{a}	(36,346)	(630,106)
					{a}	(593,760)
Total stockholders’ equity	(98,647)	-	(76,376)	(2,100,355)		(182,979)	(2,458,357)
Total liabilities and stockholders’ equity	$29,513	$120,000.00	$157,972	$522,658		$(182,979)	$647,164

See accompanying notes to unaudited pro forma combined financial statements.

JIALIJIA GROUP CORPORATION LTD.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2019

	JIALIJIA GROUP CORPORATION LTD	HUAZHONGYUN GROUP CO., LTD	JIALIJIA JIXIANG INVESTMENT (CHANGZHOU) CO., LTD	RUCHENG WENCHUAN GAS CO., LTD.	NOTES	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED

Revenue	$-	$-	$-	$-		$-	$-
Cost of revenue	-	-	-	-		-	-
Gross profit	-	-	-	-		-	-
Operating Expenses:
General and administrative expenses	65,045	-	-	119,543		-	184,588
Impairment of Goodwill					{c}	3,962,424	3,962,424
Total operating expenses	65,045	-	-	119,543		3,962,424	4,147,012
Loss from operations	(65,045)	-	-	(119,543)		(3,962,424)	(4,147,012)
Investment income (loss)	-	-	(83,680)		{a}	83,680	-
Interest income (expense)	-	-	-	-		-	-
Gain on disposal of investment					{b}	2,311,000	2,311,000
Loss before tax	(65,045)	-	(83,680)	(119,543)		(1,567,744)	(1,836,012)
Income tax expense	-	-	-			-	-
Net loss	(65,045)	-	(83,680)	(119,543)		(1,567,744)	(1,836,012)
Net loss attributable to noncontrolling interest	-	-	-	-	{a}	35,863	35,863
Net loss attributable to the Jialijia Group Corporation Ltd.	(65,045)	-	(83,680)	(119,543)			(1,800,149)
Other Comprehensive Income (Loss):
Foreign currency translation adjustment	-	-	1,002	(1,611)	{a}	(1,214)	(1,823)
Comprehensive income (loss)	(65,045)	-	(82,678)	(121,154)		(1,214)	(1,801,972)
Comprehensive income (loss) attributable to noncontrolling interest		-	-		{a}	483	483
Comprehensive income (loss) attributable to Jialijia Group Corporation Ltd.	$(65,045)	$-	$(82,678)	$(121,154)		$(731)	$(1,801,489)
Net Loss Per Common Share:
Net loss per common share - basic and diluted	$(0.01)						$(0.01)
Weighted average shares outstanding:
Basic and diluted	7,496,011						7,496,011

See accompanying notes to unaudited pro forma combined financial statements.

JIALIJIA GROUP CORPORATION LTD.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

	JIALIJIA GROUP CORPORATION LTD	HUAZHONGYUN GROUP CO., LTD	JIALIJIA JIXIANG INVESTMENT (CHANGZHOU) CO., LTD	RUCHENG WENCHUAN GAS CO., LTD.
	For the Year Ended January 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2018	For the Year Ended December 31, 2018	NOTES	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED

Revenue	$-	$-	$-	$-		$-	$-
Cost of revenue	-		-	-		-	-
Gross profit	-		-	-		-	-

Operating Expenses:
General and administrative expenses	42,783	-	1,001	176,551		-	220,335
Total operating expenses	42,783	-	1,001	176,551		-	220,335
Loss from operations	(42,783)	-	(1,001)	(176,551)		-	(220,335)
Interest income (expense)	-		(3)	-		-	(3)
Loss before tax	(42,783)	-	(1,004)	(176,551)		-	(220,338)
Income tax expense	-		-			-	-
Net loss	(42,783)	-	(1,004)	(176,551)		-	(220,338)
Net loss attributable to noncontrolling interest	-		-	-	{a}	52,965	52,965
Net loss attributable to Jialijia Group Corporation Ltd.	(42,783)	-	(1,004)	(176,551)		52,965	(167,373)
Other Comprehensive Income (Loss):
Foreign currency translation adjustment	-		(44)	109,523			109,479
Comprehensive income (loss)	(42,783)	-	(1,048)	(67,028)		52,965	(57,894)
Comprehensive income (loss) attributable to noncontrolling interest			-		{a}	(32,857)	(32,857)
Comprehensive income (loss) attributable to the Company	$(42,783)	$-	$(1,048)	$(67,028)		$20,108	$(90,751)
Net Loss Per Common Share:
Net loss per common share - basic and diluted	$(0.01)						$(0.01)
Weighted average shares outstanding:
Basic and diluted	7,285,000						7,285,000

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the historical balance sheets of the Company, Huazhongyun, Jialijia (Changzhou), and Rucheng Wenchuan as if the Transactions had occurred on June 30, 2019. The unaudited pro forma combined statements of income and comprehensive income for the six months ended June 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income and comprehensive income of the Company, Huazhongyun, Jialijia (Changzhou), and Rucheng Wenchuan, and have been prepared has been prepared as if the Transactions had closed on January 1, 2018. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Transactions, factually supportable and expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Both the Company and Huazhongyun and its subsidiaries are under common control upon the Exchange Agreement.

The acquisition of Rucheng Wenchuan by Jialijia (Changzhou) will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) with Jialijia (Changzhou) as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the Rucheng Wenchuan assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Purchase Price

In connection with the acquisition of Rucheng Wenchuan, Jialijia (Changzhou) entered into an equity transfer agreement (the “Equity Transfer”) with Mr. Jiannan Wu, the shareholder who owned 94.77% of Rucheng Wenchuan’s outstanding shares on January 7, 2019. Pursuant to the Equity Transfer, Mr. Jiannan Wu agreed to transfer 70% of his ownership of Rucheng Wenchuan to Jialijia (Changzhou), in exchange of RMB 1,000,000, approximately $145,983, and 2,860,000 common shares of the Company owned by Huazhongyun. Immediately after the equity transfer agreement, Jialijia (Changzhou) owns 70% of the ownership and becomes the controlling shareholder of Rucheng Wenchuan.

Goodwill as a result of the acquisition of Rucheng Wenchuan is calculated as follows:

Purchase consideration:
Cash and cash equivalents	$145,983
Common stock (1)	2,431,000
Total consideration	2,576,983
Estimated Fair Value of Assets Acquired:
Cash and cash equivalents	$8,822
Advance to supplier	101,811
Other current assets	2,909
Property and equipment	492,413
Total assets acquired	605,955
Estimated Fair Value of Liabilities Assumed:
Due to related parties	2,552,596
Accrued expenses and other current liabilities	32,560
Total liabilities assumed	2,585,156
Total net assets	(1,979,201)
Noncontrolling interests	(593,760)
Total net assets acquired	(1,385,441)
Goodwill as a result of the acquisition	$3,962,424

(1)	2,860,000 shares of the Company’s common stock to be issued to Mr. Jiannan Wu in connection with the Equity Transfer. Those shares were valued at $0.85 per share, the closing share price of the Company on January 7, 2019.

3. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of income and comprehensive income:

{a}	Represents the elimination entry of investment income and investment in Rucheng Wenchuan, and to record the noncontrolling interests, noncontrolling interest expense, and Goodwill as a result of acquisition of Rucheng Wenchuan

{b}	Represents the gain on disposal of 2,860,000 shares of common stock owned by Huazhongyun as a result of the Equity Transfer

{c}	Represents the impairment of Goodwill. Goodwill represents the excess of total acquisition consideration over the preliminary fair value of the underlying net assets. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made.